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                                                                       EXHIBIT 8


                          LOOPER, REED, MARK & McGRAW
                                  Incorporated
                                    Attorneys
                       1300 Post Oak Boulevard, Suite 2000
Norman T. Reynolds              Houston, Texas 77056             Other Offices:
713-986-7180                       713-986-7000                  Dallas, Texas
nreynolds@lrmm.com             Fax 713-986-7100                  Austin, Texas

                                 April ___, 1999


Mr. William S. Daugherty
Daugherty Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509

         Re:      Domestication of Daugherty Resources, Inc. From British
Columbia to Delaware

Gentlemen:

         We have reviewed the legal statements under the caption "United States Tax Consequences" in the October 1998 Form S-4 Registration Statement (the "Registration Statement") of Daugherty Resources, Inc., and it is our opinion that they fairly present and address the material United States federal income tax consequences of the Domestication to the categories of taxpayers described therein.

         In rendering this opinion, we have reviewed the existing relevant provisions of the Internal Revenue Code of 1986, Treasury Regulations, rulings and pronouncements of the Internal Revenue Service ("IRS"), and case law, any of which could change at any time and which change could have retroactive effect. In addition, our opinion does not bind a court or the IRS. Further, the summary of United States federal income tax consequences in the Registration Statement is general in nature, does not provide specific tax planning for particular investors, and does not purport to discuss all tax consequences of the Domestication. We express no opinion as to the Canadian or foreign tax consequences of the Domestication or as to the state and local tax consequences of the Domestication. All terms not defined herein shall have the same meaning as set forth in the Registration Statement.

         The opinion set forth herein in no way implies any approval or recommendation of an investment in Daugherty Resources, Inc. We hereby consent to your referring to this opinion letter in the Registration Statement. Except as noted above, no reference may be made to this opinion letter in any financial statement, registration statement, or other document, nor may this opinion letter be distributed in any manner without our prior written consent.

                                             Very truly yours,

                                             LOOPER, REED, MARK & McGRAW